Exhibit 99.1

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES FOURTH QUARTER 2024 FINANCIAL RESULTS
AND PROVIDES 2025 GUIDANCE
Conference call on Thursday, February 13, 2025, at 8:00 a.m. Central Time.
HOUSTON, Texas, February 12, 2025 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the fourth quarter of 2024.
Highlights:
–Revenue increased $37 million, or 4%, over the fourth quarter of 2023 with growth in both the funeral and cemetery segments
–Comparable preneed cemetery sales production grew 2.0% in the current quarter
–Comparable core funeral sales average grew 2.7% in the current quarter
–Gross profit increased $18 million, or 6%, over the same quarter of last year
–GAAP earnings per share of $1.04 grew 12% for the fourth quarter compared to the prior year quarter and were flat to prior year at $3.53 for full year 2024
–Adjusted earnings per share of $1.06 grew 14% over the fourth quarter of last year
–GAAP operating cash flow was $264 million and $945 million, for the fourth quarter and full year 2024, respectively
–Adjusted operating cash flow was $977 million for the full year 2024, just above the high end of our expectations
–2025 adjusted earnings per share guidance is $3.70 to $4.00, with a midpoint of $3.85, which is within our long-term growth framework of 8%-12%
Tom Ryan, the Company's Chairman and Chief Executive Officer, commented on fourth quarter results:
"We are pleased to report a strong finish for the year with adjusted earnings per share growth of 14% in the fourth quarter of 2024. This was driven by revenue growth in both our segments, which translated into solid gross profit performance and margin expansion. Growth in cemetery preneed sales production and higher funeral general agency revenue more than offset a decline in services performed during the quarter. For the full year of 2024, we reported adjusted earnings per share of $3.53 and adjusted operating cash flow of $977 million. Our robust cash flow for the year allowed us to invest $181 million into the acquisition of 26 funeral homes and 6 cemeteries in major metropolitan markets and $62 million into real estate transactions to expand our footprint of funeral homes and cemeteries in our existing markets.
Looking ahead to 2025, we believe we are well positioned to deliver solid results, with the midpoint of our expected adjusted earnings per share growth within our long-term targeted growth range of 8% to 12%.
I would like to thank our 25,000 associates for their unwavering commitment to providing excellent service to our client families. Through their hard work, SCI remains in a position of financial strength affording flexibility for continued growth. We continue to believe in our long-term growth strategy to grow revenue, leverage our unparalleled scale, and invest our capital wisely to enhance shareholder value."
FOURTH QUARTER AND FULL YEAR SUMMARY
Details of our fourth quarter 2024 financial results and the consolidated financial statements can be found in the Appendix at the end of this press release. The table below summarizes our key financial results.

(Dollars in millions, except for per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue	$1,093.0	$1,055.8	$4,186.4	$4,099.8
Operating income	$262.2	$242.1	$927.7	$944.3
Net income attributable to common stockholders	$151.4	$138.4	$518.6	$537.3
Diluted earnings per share	$1.04	$0.93	$3.53	$3.53
Earnings excluding special items (1)	$154.8	$138.4	$517.9	$529.3
Diluted earnings per share excluding special items (1)	$1.06	$0.93	$3.53	$3.47
Diluted weighted average shares outstanding	146.2	148.8	146.8	152.4
Net cash provided by operating activities	$264.1	$277.6	$944.9	$869.0
Net cash provided by operating activities excluding special items (1)	$267.6	$277.6	$976.7	$882.3
(1) Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (GAAP) can be found under the headings "Cash Flow and Capital Spending" and “Non-GAAP Financial Measures” in the Appendix at the end of this press release.

1 Service Corporation International

•Diluted earnings per share were $1.04 in the fourth quarter of 2024 compared to $0.93 in the fourth quarter of 2023. The current year quarter was favorably impacted by $20.3 million resulting from a reduction in our California legal reserve as the primary claims period expired. This benefit was offset by $17.2 million of net losses on divestitures and impairment charges and $11.5 million of restructuring charges. The prior year quarter was impacted by a $0.4 million pre-tax gain on divestitures. Diluted earnings per share, excluding special items, were $1.06 in the fourth quarter of 2024 compared to $0.93 in the fourth quarter of 2023. Higher gross profit, lower corporate general and administrative expenses, and a lower share count more than offset a higher tax rate resulting in 14% growth over the prior year fourth quarter.
•Net cash provided by operating activities decreased $13.5 million to $264.1 million in the fourth quarter of 2024 compared to $277.6 million in the fourth quarter of 2023. Net cash provided by operating activities in the current quarter was impacted by payments related to legal matters that were expensed in 2022 of $1.2 million and current period restructuring charge payments of $2.3 million. The $10.0 million decrease in net cash provided by operating activities excluding special items is due to uses associated with payroll timing as well as net preneed and other working capital that were offset by an increase in operating income and lower cash interest.
OUTLOOK FOR 2025
Our 2025 outlook for diluted earnings per share from continuing operations excluding special items, at the midpoint of our guidance range, is anticipated to be within our expected long-term growth framework of 8%-12%. Our outlook for net cash provided by operating activities excludes special items relating to the payments of certain estimated legal charges recognized in the fourth quarter of 2022 and payments for the restructuring charge recognized in the fourth quarter of 2024.

(Dollars in millions, except per share amounts)	2025 Outlook
Diluted earnings per share excluding special items (1)	$3.70 - $4.00

Net cash provided by operating activities excluding special items and cash taxes (1)	$1,005 - $1,065
Cash taxes expected in 2025 (at the midpoint of Diluted earnings per share guidance)	$175
Net cash provided by operating activities excluding special items (1)	$830 - $890

Capital improvements at existing field locations	$130
Development of cemetery property	$160
Digital investments and corporate	$25
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	$315
(1)Diluted earnings per share excluding special items and net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2025 excludes the following because this information is not currently available for 2025: Expenses net of insurance recoveries related to hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs associated with estimated litigation charges or legal settlements or the recognition of receivables for insurance recoveries associated with litigation, or deferred tax payments. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in the Appendix at the end of this press release under the headings “Cash Flow and Capital Spending” and “Non-GAAP Financial Measures”.
CONFERENCE CALL AND WEBCAST
We will host a conference call on Thursday, February 13, 2025, at 8:00 a.m. Central Time. A question and answer session will follow prepared remarks made by management. The conference call dial-in numbers are (888) 317-6003 (US) or (412) 317-6061 (International) with the passcode of 2973360. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through February 20, 2025 and can be accessed at (877) 344-7529 (US) or (412) 317-0088 (International) with the passcode of 2327241. Additionally, a replay of the conference call will be available on our website for approximately one year.

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ABOUT SERVICE CORPORATION INTERNATIONAL
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of funeral, cemetery and cremation services, as well as final-arrangement planning in advance, serving approximately 700,000 families each year. Our diversified portfolio of brands provides families and individuals a full range of choices to meet their needs, from simple cremations to full life celebrations and personalized remembrances. Our Dignity Memorial® brand is the name families turn to for professionalism, compassion, and attention to detail that is second to none. At December 31, 2024, we owned and operated 1,493 funeral service locations and 496 cemeteries (of which 308 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact: InvestorRelations@sci-us.com
Investors:	Allie O'Connor - Assistant Vice President / Financial Reporting and Investor Relations	(713) 525-9088
	Trey Bocage - Director / Investor Relations	(713) 525-3454
Media:	Jay Andrew - Assistant Vice President / Corporate Communications	(713) 525-3468

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” “predict,” or other similar words that convey the uncertainty of future events or outcomes. The absence of these words, however, does not mean that the statements are not forward-looking. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:
•Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.
•We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
•Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
•We may be adversely affected by the effects of inflation.
•Our results may be adversely affected by significant weather events, natural disasters, catastrophic events or public health crises.
•Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
•If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.
•The financial condition of third-party life insurance companies that fund our preneed contracts may impact our future revenue.
•Unfavorable publicity could affect our reputation and business.
•Our failure to attract and retain qualified sales personnel and licensed funeral professionals could have an adverse effect on our business and financial condition.
•We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
•Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
•Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
•Our Canadian business exposes us to operational, economic, and currency risks.
•Our level of indebtedness could adversely affect our cash flows, our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
•A failure of a key information technology system or process could disrupt and adversely affect our business.
•The funeral and cemetery industry is competitive.
•If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.
•If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and/or profitability could decrease.
•The continuing upward trend in life expectancy and the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
•Our funeral and cemetery businesses are high fixed-cost businesses.
•Risks associated with our supply chain could materially adversely affect our financial performance.
•Regulation and compliance could have a material adverse impact on our financial results.
•Unfavorable results of litigation could have a material adverse impact on our financial statements.
•Cemetery burial practice claims could have a material adverse impact on our financial results.
•The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.
•Changes in taxation, or the interpretation of tax laws or regulations, as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2024 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us whether as a result of new information, future events, or otherwise.

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SERVICE CORPORATION INTERNATIONAL
APPENDIX: RESULTS FOR THE FOURTH QUARTER OF 2024
Consolidated Statement of Operations

(Dollars in thousands, except per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,

	2024	2023	2024	2023

Revenue	$1,093,023	$1,055,796	$4,186,379	$4,099,778
Cost of revenue	(787,133)	(768,234)	(3,095,722)	(3,007,971)
Gross profit	305,890	287,562	1,090,657	1,091,807
Corporate general and administrative expenses (1)	(14,964)	(45,074)	(139,019)	(157,368)
Restructuring charge	(11,470)	—	(11,470)	—
(Losses) gains on divestitures and impairment charges, net	(17,243)	(371)	(12,488)	9,816
Operating income	262,213	242,117	927,680	944,255
Interest expense	(63,231)	(64,543)	(257,771)	(239,447)
Losses on early extinguishment of debt, net	—	—	(25)	(1,114)
Other (expense) income, net	(1,468)	2,265	5,534	4,912
Income before income taxes	197,514	179,839	675,418	708,606
Provision for income taxes	(46,116)	(41,402)	(156,665)	(170,945)
Net income	151,398	138,437	518,753	537,661
Net income attributable to noncontrolling interests	(44)	(42)	(105)	(344)
Net income attributable to common stockholders	$151,354	$138,395	$518,648	$537,317
Basic earnings per share:
Net income attributable to common stockholders	$1.05	$0.94	$3.57	$3.57
Basic weighted average number of shares	144,825	147,334	145,271	150,565
Diluted earnings per share:
Net income attributable to common stockholders	$1.04	$0.93	$3.53	$3.53
Diluted weighted average number of shares	146,189	148,783	146,782	152,351
(1)     Corporate general and administrative expenses in the fourth quarter of 2024, include a reduction of our California legal reserve of $20.3 million as the primary claims period expired.

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Consolidated Balance Sheet

(Dollars in thousands, except share amounts)
	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$218,766	$221,557
Receivables, net	94,341	97,939
Inventories	33,318	33,597
Income tax receivable	3,775	122,183
Other	27,130	23,010
Total current assets	377,330	498,286
Preneed receivables, net and trust investments	6,739,332	6,191,912
Cemetery property	2,129,404	2,020,846
Property and equipment, net	2,581,069	2,480,099
Goodwill	2,081,015	1,977,186
Deferred charges and other assets, net	1,317,256	1,247,830
Cemetery perpetual care trust investments	2,154,032	1,939,241
Total assets	$17,379,438	$16,355,400

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$639,274	$685,699
Current maturities of long-term debt	83,850	63,341
Income taxes payable	715	60
Total current liabilities	723,839	749,100
Long-term debt	4,751,448	4,649,155
Deferred revenue, net	1,755,170	1,703,509
Deferred tax liability	649,195	638,106
Other liabilities	513,480	464,935
Deferred receipts held in trust	5,162,525	4,670,884
Care trusts’ corpus	2,145,112	1,938,238
Equity:
Common stock, $1 per share par value,500,000,000 shares authorized, 146,668,589 and 148,297,042 shares issued, respectively, and 144,694,887 and 146,323,340 shares outstanding, respectively	144,695	146,323
Capital in excess of par value	986,830	937,596
Retained earnings	553,701	432,454
Accumulated other comprehensive (loss) income	(7,221)	24,891
Total common stockholders’ equity	1,678,005	1,541,264
Noncontrolling interests	664	209
Total equity	1,678,669	1,541,473
Total liabilities and equity	$17,379,438	$16,355,400

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Consolidated Statement of Cash Flows

(Dollars in thousands)	Twelve Months Ended December 31,
	2024	2023

Cash flows from operating activities:
Net income	$518,753	$537,661
Adjustments to reconcile net income to net cash provided by operating activities:
Losses on early extinguishment of debt, net	25	1,114
Depreciation and amortization	208,211	191,272
Amortization of intangibles	17,222	18,736
Amortization of cemetery property	102,510	101,234
Amortization of loan costs	7,527	6,871
Provision for expected credit losses	11,542	11,245
Provision for deferred income taxes	7,541	191,516
Loss (gain) on divestitures and impairment charges, net	12,488	(9,816)
Share-based compensation	17,163	15,423
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Increase in receivables	(1,481)	(3,810)
Decrease (increase) in other assets	65,043	(131,581)
Increase (decrease) in payables and other liabilities	22,720	(9,676)
Effect of preneed sales production and maturities:
Increase in preneed receivables, net and trust investments	(134,986)	(178,642)
Increase in deferred revenue, net	59,189	157,656
Increase (decrease) in deferred receipts held in trust	31,445	(30,160)
Net cash provided by operating activities	944,912	869,043
Cash flows from investing activities:
Capital expenditures	(389,107)	(361,793)
Business acquisitions, net of cash acquired	(181,210)	(72,535)
Real estate acquisitions	(62,061)	(56,409)
Proceeds from divestitures and sales of property and equipment	24,403	25,888
Payments for Company-owned life insurance policies	(3,024)	(8,058)
Proceeds from Company-owned life insurance policies and other	3,914	10,119
Other investment activity	(13,864)	(6,598)
Net cash used in investing activities	(620,949)	(469,386)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,451,137	957,433
Debt issuance costs	(15,390)	(7,471)
Scheduled payments of debt	(24,447)	(22,230)
Early payments of debt	(1,315,524)	(580,973)
Principal payments on finance leases	(36,840)	(34,482)
Proceeds from exercise of stock options	56,683	24,181
Purchase of Company common stock	(253,733)	(544,844)
Payments of dividends	(174,282)	(167,983)
Bank overdrafts and other	(7,245)	(4,773)
Net cash used in financing activities	(319,641)	(381,142)
Effect of foreign currency	(7,684)	1,722
Net (decrease) increase in cash, cash equivalents, and restricted cash	(3,362)	20,237
Cash, cash equivalents, and restricted cash at beginning of period	224,761	204,524
Cash, cash equivalents, and restricted cash at end of period	$221,399	$224,761

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Consolidated Segment Results
(See definitions of revenue line items later in this appendix.)

(Dollars in millions, except funeral services performed and average revenue per service)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Consolidated funeral:
Atneed revenue	$298.0	$300.6	$1,185.8	$1,185.4
Matured preneed revenue	183.3	181.6	725.8	715.3
Core revenue	481.3	482.2	1,911.6	1,900.7
Non-funeral home revenue	25.0	22.3	94.8	85.9
Non-funeral home preneed sales revenue	19.6	25.6	104.8	134.8
Core general agency and other revenue	61.8	43.1	213.0	181.6
Total revenue	$587.7	$573.2	$2,324.2	$2,303.0

Gross profit	$125.1	$122.4	$465.3	$497.1
Gross profit percentage	21.3%	21.4%	20.0%	21.6%

Funeral services performed	88,934	90,459	355,074	358,873
Average revenue per service	$5,693	$5,577	$5,651	$5,536

(Dollars in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Consolidated cemetery:
Atneed property revenue	$35.7	$34.2	$140.7	$140.1
Atneed merchandise and service revenue	71.9	71.3	291.3	293.8
Total atneed revenue	107.6	105.5	432.0	433.9
Recognized preneed property revenue	264.4	248.7	892.7	874.7
Recognized preneed merchandise and service revenue	101.1	95.9	403.0	365.0
Total recognized preneed revenue	365.5	344.6	1,295.7	1,239.7
Core revenue	473.1	450.1	1,727.7	1,673.6
Other cemetery revenue	32.2	32.5	134.5	123.1
Total revenue	$505.3	$482.6	$1,862.2	$1,796.7

Gross profit	$180.8	$165.2	$625.4	$594.7
Gross profit percentage	35.8%	34.2%	33.6%	33.1%

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Comparable Funeral Results
The table below details comparable funeral results of operations (“same store”) for the three months ended December 31, 2024 and 2023. We consider comparable funeral operations to be those businesses owned for the entire period beginning January 1, 2023 and ending December 31, 2024.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three Months Ended December 31,
	2024	2023	Var	%
Comparable funeral revenue:
Atneed revenue (1)	$288.8	$297.6	$(8.8)	(3.0)%
Matured preneed revenue (2)	180.6	180.6	—	—%
Core revenue (3)	469.4	478.2	(8.8)	(1.8)%
Non-funeral home revenue (4)	23.8	21.7	2.1	9.7%
Non-funeral home preneed sales revenue (5)	19.2	25.6	(6.4)	(25.0)%
Core general agency and other revenue (6)	61.4	42.9	18.5	43.1%
Total comparable revenue	$573.8	$568.4	$5.4	1.0%

Comparable gross profit	$125.9	$122.3	$3.6	2.9%
Comparable gross profit percentage	21.9%	21.5%	0.4%

Comparable funeral services performed:
Atneed	45,658	48,068	(2,410)	(5.0)%
Matured preneed	26,282	27,196	(914)	(3.4)%
Total core	71,940	75,264	(3,324)	(4.4)%
Non-funeral home	14,269	14,311	(42)	(0.3)%
Total comparable funeral services performed	86,209	89,575	(3,366)	(3.8)%
Core cremation rate	57.5%	56.5%	1.0%
Total comparable cremation rate (7)	64.4%	63.3%	1.1%

Comparable funeral average revenue per service:
Atneed	$6,325	$6,191	$134	2.2%
Matured preneed	6,872	6,641	231	3.5%
Total core	6,525	6,354	171	2.7%
Non-funeral home	1,668	1,516	152	10.0%
Total comparable average revenue per service	$5,721	$5,581	$140	2.5%

Comparable funeral preneed sales production:
Total preneed sales	$262.7	$289.4	$(26.7)	(9.2)%
Core contracts sold	31,393	33,973	(2,580)	(7.6)%
Non-funeral home contracts sold	17,372	21,264	(3,892)	(18.3)%
Core average revenue per contract sold	$6,698	$6,599	99	1.5%
Non-funeral home average revenue per contract sold	$3,018	$3,069	$(51)	(1.7)%
(1)Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes, which have been delivered or performed as well as the related merchandise and service trust fund income and other insurance benefits.
(3)Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.
(4)Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)Non-funeral home preneed sales revenue represents travel protection, net and merchandise sold on a preneed contract that is delivered before death has occurred and general agency revenue from our non-funeral home sales channel.
(6)Core general agency and other revenue primarily comprises core general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements and core travel protection preneed sales, net.
(7)Total comparable cremation rate includes the impact of cremation services through our non-funeral sales channel (e.g. SCI Direct).

9 Service Corporation International

•Total comparable funeral revenue increased by $5.4 million, or 1.0%, primarily driven by a $18.5 million increase in core general agency and other revenue, offset by a $8.8 million decrease in core funeral revenue and a $6.4 million decrease in non-funeral home preneed sales revenue.
•The decrease in core funeral revenue of $8.8 million, or 1.8%, was primarily due to a 4.4% decrease in core funeral services performed offset by a 2.7% growth in the core average revenue per service. This core average growth was achieved despite a modest increase of 100 basis points in the core cremation rate to 57.5%.
•Non-funeral home preneed sales revenue decreased by $6.4 million, or 25.0%, primarily due to a decline of non-funeral home preneed sales production of $12.8 million, or 19.7%, impacted by our transition from trust to insurance-funded contracts in certain states.
•Core general agency and other revenue grew $18.5 million, primarily due to growth in general agency revenue from higher average commission rates as a result of the change in our preneed insurance agreement.
•Comparable funeral gross profit increased $3.6 million to $125.9 million and the gross profit percentage increased 40 basis points to 21.9% from 21.5%. This increase is primarily due to the increase in revenue mentioned above slightly offset by below inflation cost increases reflecting our continual focus on managing costs.
•Comparable preneed funeral sales production decreased $26.7 million, or 9.2%, in the fourth quarter of 2024 compared to 2023. Core preneed sales production decreased by $13.9 million, or 6.2%, primarily due to the transition to our new preneed insurance provider. Non-funeral home preneed sales production decreased $12.8 million, or 19.7%, primarily due to our transition from trust to insurance-funded contracts.
Comparable Cemetery Results
The table below details comparable cemetery results of operations (“same store”) for the three months ended December 31, 2024 and 2023. We consider comparable cemetery operations to be those businesses owned for the entire period beginning January 1, 2023 and ending December 31, 2024.

(Dollars in millions)	Three Months Ended December 31,
	2024	2023	Var	%
Comparable cemetery revenue:
Atneed property revenue	$35.2	$34.1	$1.1	3.2%
Atneed merchandise and service revenue	71.5	71.2	0.3	0.4%
Total atneed revenue (1)	106.7	105.3	1.4	1.3%
Recognized preneed property revenue	262.4	248.3	14.1	5.7%
Recognized preneed merchandise and service revenue	100.9	95.7	5.2	5.4%
Total recognized preneed revenue (2)	363.3	344.0	19.3	5.6%
Core revenue (3)	470.0	449.3	20.7	4.6%
Other revenue (4)	32.1	32.6	(0.5)	(1.5)%
Total comparable revenue	$502.1	$481.9	$20.2	4.2%

Comparable gross profit	$179.6	$165.5	$14.1	8.5%
Comparable gross profit percentage	35.8%	34.3%	1.5%

Comparable cemetery preneed and atneed sales production:
Property	$271.2	$266.1	$5.1	1.9%
Merchandise and services	195.4	193.0	2.4	1.2%
Discounts and other	(3.0)	(4.2)	1.2	28.6%
Preneed and atneed sales production	$463.6	$454.9	$8.7	1.9%

Preneed sales production	$358.6	$351.4	$7.2	2.0%
Recognition rate (5)	101.4%	98.8%
(1)Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.
(4)Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.
(5)Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.

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•Comparable cemetery revenue increased by $20.2 million, or 4.2%, primarily due to higher core revenue of $20.7 million.
•The core revenue increase of $20.7 million was primarily due to a $19.3 million, or 5.6%, increase in total recognized preneed revenue, from higher recognized preneed property revenue of $14.1 million and higher recognized preneed merchandise and service revenue of $5.2 million. Total recognized preneed revenue benefited from growth in comparable preneed cemetery sales production of $7.2 million, or 2.0%.
•Comparable cemetery gross profit increased $14.1 million to $179.6 million. The gross profit percentage increased 150 basis points to 35.8% from 34.3% primarily due to the growth in core revenue mentioned above. In addition, while effectively managing costs overall, we incurred increased maintenance costs from damages incurred at locations impacted by natural disasters during the quarter.
•Comparable preneed cemetery sales production increased $7.2 million, or 2.0%, reflecting strength in large sales activity, while our core production was relatively flat.
Other Financial Results
•Corporate general and administrative expenses decreased $30.1 million to $15.0 million compared to $45.1 million in the prior year fourth quarter. During the fourth quarter, we recognized a $20.3 million reduction in our California legal reserve as the primary claims period expired. Adjusting for the $20.3 million, corporate general and administrative expenses declined $9.8 million due to timing differences in long-term incentive compensation expense in the prior year.
•During the fourth quarter of 2024, we recognized $11.5 million in restructuring charges, which included the retirements and position eliminations of various home office positions as part of ongoing cost management.
•Losses on divestitures and impairment charges, net of $17.2 million in 2024 compared to $0.4 million in 2023 includes net losses on the sale of non-essential real estate and businesses as well as impairment of long-lived assets and intangibles.
•Interest expense decreased $1.3 million to $63.2 million in the fourth quarter of 2024 primarily due to the bond refinancing we executed in September 2024, which lowered our overall cost of debt during the period.
•The GAAP effective income tax rate for the fourth quarter of 2024 was 23.3% up from 23.0% in the prior year quarter. Our adjusted effective income tax rate was 24.8% in the fourth quarter of 2024 compared to 23.2% in the prior year quarter. The lower tax rates in the prior period were primarily due to non-taxable gains on the cash surrender value of certain life insurance policies as a result of better returns in the financial markets and additional tax benefits recognized on the settlement of employee share-based awards during the fourth quarter of 2023.
Cash Flow and Capital Spending

(Dollars in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$264.1	$277.6	$944.9	$869.0
Legal settlement payments	1.2	—	29.5	13.3
Restructuring charge payments	2.3	—	2.3	—
Net cash provided by operating activities excluding special items	$267.6	$277.6	$976.7	$882.3
Cash taxes included in net cash provided by operating activities excluding special items	$5.1	$4.0	$20.8	$83.7
Net cash provided by operating activities decreased $13.5 million to $264.1 million in the fourth quarter of 2024 compared to $277.6 million in the fourth quarter of 2023. The current year was impacted by payments related to legal matters that were expensed in 2022 of $1.2 million and current period restructuring charge payments of $2.3 million. The $10.0 million decline in net cash provided by operating activities excluding special items is primarily due to uses associated with payroll timing of $27.0 million as well as $15.5 million of net preneed and other working capital. These more than offset growth of $20.1 million in operating income and $12.4 million of lower cash interest.

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A summary of our capital expenditures is set forth below:

(Dollars in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Capital improvements at existing field locations	$43.0	$31.4	$134.3	$114.1
Development of cemetery property	42.4	41.3	164.8	153.0
Digital investments and corporate	16.4	9.4	48.4	57.0
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	101.8	82.1	347.5	324.1
Growth capital expenditures/construction of new funeral service locations	10.5	11.9	41.6	37.7
Total capital expenditures	$112.3	$94.0	$389.1	$361.8
Total capital expenditures increased in the current quarter by $18.3 million primarily due to increased spend on capital improvements at existing field locations related to the timing of certain projects as we invested in our funeral and cemetery locations.
Trust Fund Returns
Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns as of December 31, 2024 is set forth below:

	Three Months	Twelve Months
Preneed funeral	(0.3)%	12.3%
Preneed cemetery	(0.6)%	12.5%
Cemetery perpetual care	(0.5)%	11.9%
Combined trust funds	(0.5)%	12.3%
Non-GAAP Financial Measures
Earnings excluding special items and diluted earnings per share excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and years, and better reflect the performance of our core operations by adjusting for the items listed below. We also believe these measures help facilitate comparisons to our competitors' operating results.
Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(Dollars in millions, except diluted EPS)	Three Months Ended December 31,
	2024		2023
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$151.4	$1.04	$138.4	$0.93
Pre-tax reconciling items:
Losses on divestitures and impairment charges, net	17.2	0.12	0.4	—
Losses on early extinguishment of debt, net	—	—	—	—
Reduction in legal reserve (1)	(20.3)	(0.14)	—	—
Restructuring charge	11.5	0.08	—	—
Tax reconciling items:
Tax effect from special items	(1.9)	(0.01)	(0.1)	—
Change in uncertain tax reserves and other	(3.1)	(0.03)	(0.3)	—
Earnings excluding special items and diluted earnings per share excluding special items	$154.8	$1.06	$138.4	$0.93

Diluted weighted average shares outstanding		146.2		148.8

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(Dollars in millions, except diluted EPS)	Twelve Months Ended December 31,
	2024		2023
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$518.6	$3.53	$537.3	$3.53
Pre-tax reconciling items:
Losses (gains) on divestitures and impairment charges, net	12.5	0.09	(9.8)	(0.06)
Losses on early extinguishment of debt, net	—	—	1.1	—
Reduction in legal reserve (1)	(20.3)	(0.14)	—	—
Restructuring charge	11.5	0.08	—	—
Tax reconciling items:
Tax effect from special items	(0.4)	—	2.3	0.01
Change in uncertain tax reserves and other	(4.0)	(0.03)	(1.6)	(0.01)
Earnings excluding special items and diluted earnings per share excluding special items	$517.9	$3.53	$529.3	$3.47

Diluted weighted average shares outstanding		146.8		152.4
(1)     Corporate general and administrative expenses in the fourth quarter of 2024, include a reduction of our California legal reserve of $20.3 million as the primary claims period expired.

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